                       Attached to and made a part of that
                     Farmout/Participation Option Agreement
                         Dated effective January 1, 2001
                     Between Production Specialties Company
                            And Greka AM, Inc., et al











                             A.A.P.L. FORM 610-1982

                         MODEL FORM OPERATING AGREEMENT











                               OPERATING AGREEMENT



                                      DATED

                                 January 1, 2001,
                                            ----
                                            Year

OPERATOR  Production Specialties Company
          ------------------------------
CONTRACT AREA  Township 20  South, Range 16 East, M.D.B.M.
               -------------------------------------------

Sections  14,  15, 16, 17, 18:E1/2., 19, 20, 21, 22, 23, 24, 26, 27, 28, 29, 30,
31,  32,  33,  34  and  35



COUNTY OR PARISH OF   Fresno      STATE OF  California
                      ------                -----------



                          COPYRIGHT 1982 - ALL RIGHTS RESERVED
                           AMERICAN ASSOCIATION OF PETROLEUM
                         LANDMEN, 4100 FOSSIL CREEK BLVD., FORT
                           WORTH, TEXAS, 76137-2791, APPROVED
                         FORM. A.A.P.L. NO. 610  -  1982 REVISED

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982


                                TABLE OF CONTENTS
                                -----------------


Article                     Title                                           Page
-------                     -----                                           ----
     I.   DEFINITIONS                                                          1
          -----------
    II.   EXHIBITS                                                             1
          --------
   III.   INTERESTS OF PARTIES                                                 2
          --------------------
          A.  OIL AND GAS INTERESTS                                            2
          B.  INTERESTS OF PARTIES IN COSTS AND PRODUCTION                     2
          C.  EXCESS ROYALTIES, OVERRIDING ROYALTIES AND OTHER PAYMENTS        2
          D.  SUBSEQUENTLY CREATED INTERESTS                                   2
    IV.   TITLES                                                               2
          ------
          A.  TITLE EXAMINATION                                              2-3
          B.  LOSS OF TITLE                                                    3
              1.  Failure of Title                                             3
              2.  Loss by Non-Payment or Erroneous Payment of Amount Due       3
              3.  Other Losses                                                 3
     V.   OPERATOR                                                             4
          --------
          A.  DESIGNATION AND RESPONSIBILITIES OF OPERATOR                     4
          B.  RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR    4
              1.  Resignation or Removal of Operator                           4
              2.  Selection of Successor Operator                              4
          C.  EMPLOYEES                                                        4
          D.  DRILLING CONTRACTS                                               4
    VI.   DRILLING AND DEVELOPMENT                                             4
          ------------------------
          A.  INITIAL WELL                                                   4-5
          B.  SUBSEQUENT OPERATIONS                                            5
              1.  Proposed Operations                                          5
              2.  Operations by Less than All Parties                      5-6-7
              3.  Stand-By Time                                                7
              4.  Sidetracking                                                 7
          C.  TAKING PRODUCTION IN KIND                                        7
          D.  ACCESS TO CONTRACT AREA AND INFORMATION                          8
          E.  ABANDONMENT OF WELLS                                             8
              1.  Abandonment of Dry Holes                                     8
              2.  Abandonment of Wells that have Produced                    8-9
              3.  Abandonment of Non-Consent Operations                        9
   VII.   EXPENDITURES AND LIABILITY OF PARTIES                                9
          -------------------------------------
          A.  LIABILITY OF PARTIES                                             9
          B.  LIENS AND PAYMENT DEFAULTS                                       9
          C.  PAYMENTS AND ACCOUNTING                                          9
          D.  LIMITATION OF EXPENDITURES                                    9-10
              1.  Drill or Deepen                                           9-10
              2.  Rework or Plug Back                                         10
              3.  Other Operations                                            10
          E.  RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES            10
          F.  TAXES                                                           10
          G.  INSURANCE                                                       11
  VIII.   ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST                    11
          ------------------------------------------------
          A.  SURRENDER OF LEASES                                             11
          B.  RENEWAL OR EXTENSION OF LEASES                                  11
          C.  ACREAGE OR CASH CONTRIBUTIONS                                11-12
          D.  MAINTENANCE OF UNIFORM INTEREST                                 12
          E.  WAIVER OF RIGHTS TO PARTITION                                   12
          F.  PREFERENTIAL RIGHT TO PURCHASE                                  12
    IX.   INTERNAL REVENUE CODE ELECTION                                      12
          ------------------------------
     X.   CLAIMS AND LAWSUITS                                                 13
          -------------------
    XI.   FORCE MAJEURE                                                       13
          -------------
   XII.   NOTICES                                                             13
          -------
  XIII.   TERM OF AGREEMENT                                                   13
          -----------------
   XIV.   COMPLIANCE WITH LAWS AND REGULATIONS                                14
          ------------------------------------
          A.  LAWS, REGULATIONS AND ORDERS                                    14
          B.  GOVERNING LAW                                                   14
          C.  REGULATORY AGENCIES                                             14
    XV.   OTHER PROVISIONS                                                    14
          ----------------
   XVI.   MISCELLANEOUS                                                       15
          -------------


                                Table of Contents

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982



                               OPERATING AGREEMENT

     THIS AGREEMENT, entered into by and between Production Specialties Company,
                                                 -------------------------------
hereinafter designated and referred to as "Operator", and the signatory party or parties other than Operator, sometimes hereinafter referred to individually herein as "Non-Operator", and collectively as "Non-Operators".

                                   WITNESSETH:

     WHEREAS, the parties to this agreement are owners of oil and gas leases and/or oil and gas interests in the land identified in Exhibit "A", and the parties hereto have reached an agreement to explore and develop these leases and/or oil and gas interests for the production of oil and gas to the extent and as hereinafter provided,

     NOW,  THEREFORE,  it  is  agreed  as  follows:

                                   ARTICLE I.

                                   DEFINITIONS

     As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

     A. The term "oil and gas" shall mean oil, gas, casinghead gas, gas condensate, and all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

     B. The terms "oil and gas lease", "lease" and "leasehold" shall mean the oil and gas leases covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

     C. The term "oil and gas interests" shall mean unleased fee and mineral interests in tracts of land lying within the Contract Area which are owned by parties to this agreement.

     D. The term "Contract Area" shall mean all of the lands, oil and gas leasehold interests and oil and gas interests intended to be developed and operated for oil and gas purposes under this agreement. Such lands, oil and gas leasehold interests and oil and gas interests are described in Exhibit "A".

     E. The term "drilling unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a drilling unit is not fixed by any such rule or order, a drilling unit shall be the drilling unit as established by the pattern of drilling in the Contract Area or as fixed by express agreement of the Drilling Parties.

     F. The term "drillsite" shall mean the oil and gas lease or interest on which a proposed well is to be located.

     G. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

     H. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

     Unless the context otherwise clearly indicates, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

                                   ARTICLE II.

                                    EXHIBITS

     The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

X    A.  Exhibit  "A",  shall  include  the  following  information:

     (1)  Identification  of  lands  subject  to  this  agreement,

     (2)  Restrictions,  if  any,  as  to  depths,  formations,  or  substances,

     (3)  Percentages  or  fractional  interests  of  parties to this agreement,

     (4) Oil and gas leases and/or oil and gas interests subject to this agreement,

     (5)  Addresses  of  parties  for  notice  purposes.


     B.  Exhibit  "B",  Form  of  Lease.

X    C.  Exhibit  "C",  Accounting  Procedure.

X    D.  Exhibit  "D",  Insurance.

X    E.  Exhibit  "E",  Gas  Balancing  Agreement.

     F. Exhibit "F", Non-Discrimination and Certification of Non-Segregated Facilities.

     G.  Exhibit  "G",  Tax  Partnership.
X    H.  Exhibit  "H",  Escrow  Agreement,
X I. Exhibit "I", Memorandum of Operating Agreement and Financial Statement I/f any provision of any exhibit, except Exhibits "E" and "G", is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982


                                  ARTICLE III.

                              INTERESTS OF PARTIES

A.     Oil  and  Gas  Interests:

     If any party owns an oil and gas interest in the Contract Area, that interest shall be treated for all purposes of this agreement and during the term hereof as if it were covered by the form of oil and gas lease attached hereto as Exhibit "B", and the owner thereof shall be deemed to own both the royalty interest  reserved  in  such  lease  and  the interest of the lessee thereunder.

B.     Interests  of  Parties  in  Costs  and  Production:

     Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit "A". In the same manner, the parties shall also own all production of oil and gas from the Contract Area subject to the payment of royalties to the extent of which shall be borne as hereinafter set forth.

     Regardless of which party has contributed the lease(s) and/or oil and gas interest(s) hereto on which royalty is due and payable, each party entitled to receive a share of production of oil and gas from the Contract Area shall bear and shall pay or deliver, or cause to be paid or delivered, to the extent of its interest in such production, the royalty amount stipulated hereinabove and shall hold the other parties free from any liability therefor. No party shall ever be responsible, however, on a price basis higher than the price received by such party, to any other party's lessor or royalty owner, and if any such other party's lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected lease shall bear the additional royalty burden attributable to such higher price.

     Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby.

C.     Excess  Royalties,  Overriding  Royalties  and  Other  Payments:

     Unless changed by other provisions, if the interest of any party in any lease covered hereby is subject to any royalty, overriding royalty, production payment or other burden on production in excess of the amount stipulated in
Article III.B., such party so burdened shall assume and alone bear all such excess obligations and shall indemnify and hold the other parties hereto harmless from any and all claims and demands for payment asserted by owners of such excess burden.

D.     Subsequently  Created  Interests:

     If any party should hereafter create an overriding royalty, production payment or other burden payable out of production attributable to its working interest hereunder, or if such a burden existed prior to this agreement and is not set forth in Exhibit "A", or was not disclosed in writing to all other parties prior to the execution of this agreement by all parties, or is not a jointly acknowledged and accepted obligation of all parties (any such interest being hereinafter referred to as "subsequently created interest" irrespective of the timing of its creation and the party out of whose working interest the subsequently created interest is derived being hereinafter referred to as "burdened party"), and:

1. If the burdened party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said subsequently created interest and the burdened party shall indemnify and save said other party, or parties, harmless from any and all claims and demands for payment asserted by owners of the subsequently created interest; and,

2. If the burdened party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the subsequently created interest in the same manner as they are enforceable against the working interest of the burdened party.

                                   ARTICLE IV.

                                     TITLES

A.     Title  Examination:

     Title examination shall be made on the drillsite of any proposed well prior to commencement of drilling operations or, if the Drilling Parties so request, title examination shall be made on the leases and/or oil and gas interests included, or planned to be included, in the drilling unit around such well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable leases. At the time a well is proposed, each party contributing leases and/or oil and gas interests to the drillsite, or to be included in such drilling unit, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each party hereto. The cost incurred by Operator in this title program shall be borne as follows:

[ ]  Option  No.  1: Costs incurred by Operator in procuring abstracts and title
     --------------
examination (including preliminary, supplemental, shut-in gas royalty opinions and division order title opinions) shall be a part of the administrative overhead as provided in Exhibit "C", and shall not be a direct charge, whether performed by Operator's staff attorneys or by outside attorneys.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982


[X] Option No. 2: Costs incurred by Operator in procuring abstracts and fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in gas royalty opinions and division order title opinions) shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit "A". Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

     Each party shall be responsible for securing curative matter and pooling amendments or agreements required in connection with leases or oil and gas interests contributed by such party. Operator shall be responsible for the preparation and recording of pooling designations or declarations as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders. This shall not prevent any party from appearing on its own behalf at any such hearing.

     No well shall be drilled on the Contract Area until after (1) the title to the drillsite or drilling unit has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the parties who are to participate in the drilling of the well.

B.     Loss  of  Title:

     1.  Failure of Title: Should any oil and gas interest or lease, or interest
         ----------------
therein, be lost through failure of title, this agreement, nevertheless, shall continue in force as to all remaining oil and gas leases and interests,

     2.  Loss  by  Non-Payment  or Erroneous Payment of Amount Due:  If, through
         ----------------------------------------------------------
mistake or oversight, any rental, shut-in well payment, minimum royalty or royalty payment, is not paid or is erroneously paid, and as a result a lease or interest therein terminates, there shall be no monetary liability against the party who failed to make such payment/ except in the event of gross negligence or willful misconduct.

     3. Joint Losses: All losses / Of title incurred, other than those set forth
        ------------
in Articles IV.B.1. and IV.B.2. above, shall be joint losses and shall be borne by all parties in proportion to their interests. There shall be no readjustment of interests in the remaining portion of the Contract Area.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982


                                   ARTICLE V.

                                    OPERATOR

A.     Designation  and  Responsibilities  of  Operator:

     Production  Specialties Company shall be the Operator of the Contract Area,
     -------------------------------
and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. It shall conduct all such operations in a good and workmanlike manner, but it shall have no liability as Operator to the other parties for losses sustained or liabilities incurred, except such as may result from gross negligence or willful misconduct.

B.     Resignation  or  Removal  of  Operator  and  Selection  of  Successor:


     1.  Resignation or Removal of Operator:  Operator may resign at any time by
         -----------------------------------
giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed if it fails or refuses to carry out its duties hereunder, or becomes insolvent, bankrupt or is placed in receivership, by the affirmative vote of two (2) or more Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of Operator. Such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator's interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

     2.  Selection  of  Successor  Operator:  Upon the resignation or removal of
         -----------------------------------
Operator, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A"; provided, however, if an Operator which has been removed fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of two
(2) or more parties owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of the Operator that was removed.

C.     Employees:

     The number of employees used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined by Operator, and all such employees shall be the employees of Operator.

D.     Drilling  Contracts:

     All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature. All work performed or materials supplied by an affiliate of the Operator shall be performed or supplied at competitive rates and in accordance with customs and standards prevailing in the industry. Operator shall notify Non-Operators in advance of the use of any such affiliates.


                                   ARTICLE VI.

                            DRILLING AND DEVELOPMENT

A.     Initial  Well:

     On or before the 31st day of May , (year) 2001 , Operator shall commence the drilling of a well for oil and gas at the following location:

X=1,634,464', Y=305,943' NAD 1927, Californai Zone IV ( being approximately 412 feet North and 2,076 feet East from the Southwest corner of Section 21-T20S-R16E, Fresno, California on Fault Block I defined on Exhibit "1-2" or at a matually agreed location and  shall  thereafter  continue  the drilling of the well with due diligence to a depth of 10,500 feet or sufficient to adequately test the Cretaceous Brown Mountain formation.

unless granite or other practically impenetrable substance or condition in the hole, which renders further drilling impractical, is encountered at a lesser depth, or unless all parties agree to complete or abandon the well at a lesser depth.

     Operator shall make reasonable tests of all formations encountered during drilling which give indication of containing oil and gas in quantities sufficient to test, unless this agreement shall be limited in its application to a specific formation or formations, in which event Operator shall be required to test only the formation or formations to which this agreement may apply.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982


                                   ARTICLE VI.

                                    continued

     If, in Operator's judgment, the well will not produce oil or gas in paying quantities, and it wishes to plug and abandon the well as a dry hole, the provisions of Article VI.E.1. shall thereafter apply.

B.     Subsequent  Operations:

     1. Proposed Operations: Should any party hereto / owning a present interest
        -------------------
in the Contract Area desire to drill any well on the Contract Area other than the well provided for in Article VI.A., or to rework, deepen or plug back a dry hole drilled at the joint expense of all parties or a well jointly owned by all the parties and not then producing / or capable of producing in paying quantities, the party desiring to drill, rework, deepen or plug back such a well shall give the other parties / owning such an interest written notice of the proposed operation, specifying the work to be performed, the location, proposed depth, objective formation and the estimated cost of the operation / in the form of an Oil and Well Procedure. The parties receiving such a notice shall have thirty (30) days after receipt of the notice within which to notify the party wishing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to / complete, rework, plug back or drill deeper may be given by telephone and the response period shall be limited to / twenty-four (24). Failure of a party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any notice or response given by telephone shall be promptly confirmed in writing.

     If all parties elect to participate in such a proposed operation, Operator shall, within ninety (90) days after expiration of the notice period of thirty
(30)  days (or as promptly as possible after the expiration of the / twenty-four
(24) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and complete it with due diligence at the risk and expense of all parties hereto; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. Notwithstanding the force majeure provisions of Article XI, if the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance with the provisions hereof as if no prior proposal had been made.

     2. Operations by Less than All Parties:  If any party receiving such notice
        ------------------------------------
as provided in Article VI.B.1. or VII.D.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, within ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as possible after the expiration of the / twenty-four (24) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (a) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (b) designate one (1) of the Consenting Parties as Operator to perform such work. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

     If less than all parties approve any proposed operation, the proposing party, / within twenty-four (24) after the expiration of the applicable notice period, shall advise the Consenting Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within / twenty-four (24) hours after receipt of such notice, shall advise the proposing party of its desire to (a) limit participation to such party's interest as shown on Exhibit "A" or (b) carry its proportionate part of Non-Consenting Parties' interests, and failure to advise the proposing party shall be deemed an election under (a). In the event a drilling rig is on location, the time permitted for such a response shall not exceed a total of / twenty-four (24) hours (inclusive of Saturday, Sunday and legal holidays). The
                          ---------
proposing party, at its election, may withdraw such proposal if there is insufficient participation and shall promptly notify all parties of such decision.

     The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense. If any well drilled, reworked, deepened or plugged back under the provisions of this Article results in a producer of oil and/or gas in paying quantities, the Consenting Parties shall complete and equip the well to produce at their sole cost and risk,

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982


                                   ARTICLE VI.

                                    continued

and the well shall then be turned over to Operator and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling / completing, reworking, deepening or plugging back of any such well by Consenting Parties in accordance with the provisions of this Article, / in the case of a drilling proposal, provided the well is actually drilled to at least the objective depth stted in the notice proposal of the well or is terminated short of the objective depth by reason of circumstances not necessarily foreseeable at the time the proposal is made, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive,/ in the same proportions elected in the preceding paragraph in proportion to their respective interests, all of such Non-Consenting Party's interest in the well and share of production therefrom until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold, (after deducting production taxes, / severance ad valorem gathering fees, excise taxes, royalty, overriding royalty and other interests not excepted by Article III.D. payable out of or measured by the production from such well accruing with respect to such interest until it reverts) shall equal the total of the following:

     (a) 100% of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including, but not limited to, stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party's relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and

     (b) 400% of that portion of the costs and expenses of drilling, reworking, deepening, plugging back, testing and completing, after deducting any cash contributions received under Article VIII.C., and 400 % of that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

     An election not to participate in the drilling or the deepening of a well shall be deemed an election not to participate in any reworking or plugging back operation proposed in such a well, or portion thereof, to which the initial Non-Consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment account. Any such reworking or plugging back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties one hundred percent (100%) of that portion of the costs of the reworking or plugging back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a reworking or plugging back operation is proposed during such recoupment period, the provisions of this Article VI.B. shall be applicable as between said Consenting Parties in said well.

     During the period of time Consenting Parties are entitled to receive Non-Consenting Party's share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party's share of production not excepted by Article III.D.

     In the case of any reworking, plugging back / completing or deeper drilling operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such reworking, plugging back or deeper drilling, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

     Within sixty (60) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, deepening, plugging back, testing, completing, / reworking and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of oil and gas produced from it and the amount of proceeds realized from the sale of the well's working interest production during the preceding month. In determining the quantity of oil and gas produced during any month, Consenting Parties shall use industry accepted methods such as, but not limited to, metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982


                                   ARTICLE VI.

                                    continued


     If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had / all the parties to this Agreement it participated in the drilling, reworking, deepening / completing, or plugging back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and the Accounting Procedure attached hereto.

     Notwithstanding the provisions of this Article VI.B.2., it is agreed that without the mutual consent of all parties, no wells shall be completed in or produced from a source of supply from which a well located elsewhere on the Contract Area is producing,/ or is capable of producing unless such well conforms to the then-existing well spacing pattern for such source of supply.

     The provisions of this Article shall have no application whatsoever to the drilling of the initial well described in Article VI.A. except (a) as to Article VII.D.1. (Option No. 2), if selected, or (b) as to the reworking, deepening / completing and plugging back of such initial well after if has been drilled to the depth specified in Article VI.A. if it shall thereafter prove to be a dry hole or, if initially completed for production, ceases to produce in paying quantities.

     3.  Stand-By  Time:  When  a  well  which  has been drilled or deepened has
         ---------------
reached its authorized depth and all tests have been completed, and the results thereof furnished to the parties, stand-by costs incurred pending response to a party's notice proposing a reworking, deepening, plugging back or completing operation in such a well shall be charged and borne as part of the drilling or deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of
Article VI.B.2., shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all Consenting Parties.

     4.  Sidetracking:  Except as hereinafter provided, those provisions of this
         -------------
agreement applicable to a "deepening" operation shall also be applicable to any proposal to directionally control and intentionally deviate a well from vertical so as to change the bottom hole location (herein call "sidetracking"), unless done to straighten the hole or to drill around junk in the hole or because of other mechanical difficulties. Any party having the right to participate in a proposed sidetracking operation that does not own an interest in the affected well bore at the time of the notice shall, upon electing to participate, tender to the well bore owners its proportionate share (equal to its interest in the sidetracking operation) of the value of that portion of the existing well bore to be utilized as follows:

     (a) If the proposal is for sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the sidetracking operation is initiated.

     (b) If the proposal is for sidetracking a well which has previously produced, reimbursement shall be on the basis of the well's salvable materials and equipment down to the depth at which the sidetracking operation is initiated, determined in accordance with the provisions of Exhibit "C", less the estimated cost of salvaging and the estimated cost of plugging and abandoning.

     In the event that notice for a sidetracking operation is given while the drilling rig to be utilized is on location, the response period shall be limited to / twenty-four (24) hours, provided, however, any party may request and receive up to eight (8) additional days after expiration of the / twenty-four
(24) hours within which to respond by paying for all stand-by time incurred during such extended response period. If more than one party elects to take such additional time to respond to the notice, stand by costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all the electing parties. In all other instances the response period to a proposal for sidetracking shall be limited to thirty (30) days.

C.     TAKING  PRODUCTION  IN  KIND:

     Each party shall / have the right to take in kind or separately dispose of its proportionate share of all oil and gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating oil and gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982


                                   ARTICLE VI.

                                    continued


required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.

     Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.

     In the event any party shall fail to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such oil or sell it to others at any time and from time to time, for the account of the non-taking party at the best price / reasonably obtainable under the circumstances in the area for such production. Any such purchase or sale by Operator shall be subject always to the right of the owner of the production to exercise at any time / after thrity (30) days written notice of its right to take in kind, or separately dispose of, its share of all oil not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of oil shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

     In the event one or more parties' separate disposition of its share of the gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party's respective proportionate share of total gas sales to be allocated to it, the balancing or accounting between the respective accounts of the parties shall be in accordance with any gas balancing agreement between the parties hereto, whether such an agreement is attached as Exhibit "E", or is a separate agreement.

D.     Access  to  Contract  Area  and  Information:

     Each party / with respect to an operation to which it is a participating part shall have access to the Contract Area at all reasonable times, at its sole cost and risk to inspect or observe operations, and shall have access at reasonable times to information pertaining to the development or operation thereof, including Operator's books and records relating thereto. Operator, upon request, shall furnish each of the other parties with copies of all forms or reports filed with governmental agencies, daily drilling reports, well logs, tank tables, daily gauge and run tickets and reports of stock on hand at the first of each month, and shall make available samples of any cores or cuttings taken from any well drilled on the Contract Area. The cost of gathering and furnishing information to Non-Operator, other than that specified above, shall be charged to the Non-Operator that requests the Information. / Operator shall give notice to Npon-Operators prior to running any logging device, coring or taking of any formation test sufficient to allow a representative of each Non0Operator to be present for such Operations. Any Non-Participating party shall only have access to Operator's records for the exclusive purpose of verification of the costs attributable to the operation in which it is a Non-Participating part.

E.      Abandonment  of  Wells:

     1.  Abandonment  of  Dry  Holes:  Except  for  any well drilled or deepened
         ----------------------------
pursuant to Article VI.B.2., any well which has been drilled or deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after receipt of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or deepening such well. Any party who objects to plugging and abandoning such well shall have the right to take over the well and conduct further operations in search of oil and/or gas subject to the provisions of Article VI.B. / by immediately assuming all costs, tasks liabilities of such further operations including all plugging and abandoning costs. Except however if the well has been drilled under Article VI B 2 only the approval of the consenting parties shall be required.

     2. Abandonment of Wells that have Produced:  Except for any well in which a
        ----------------------------------------
Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties/ who have a present interest in the well. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. If, within thirty (30) days after receipt of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the interval(s) of the formation(s) then open to production shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C", less the estimated cost of salvaging and the estimated cost of plugging and abandoning. / Failure to respond to such notice shall constitute and election to plug and abandon. Each abandoning party shall assign the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the well and related equipment, together with its interest in the leasehold estate as to, but only as to, the in- terval or intervals of the formation or formations then open to production. If the interest of the abandoning party is or includes an oil and gas interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the interval or in- tervals of the formation or formations then open to production, for a term of one (1) year and so long thereafter as oil and/or gas is pro- duced from the interval or intervals of the formation or formations covered thereby, such lease to be on the form attached as Exhibit

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982


                                   ARTICLE VI.

                                    continued

"B". The assignments or leases so limited shall encompass the "drilling unit" upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portion of the Contract Area.

     Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the interval or intervals then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing interval(s) assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

     3.  Abandonment  of  Non-Consent  Operations:  The  provisions  of  Article
         -----------------------------------------
VI.E.1. or VI.E.2 above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.

                                  ARTICLE VII.

                      EXPENDITURES AND LIABILITY OF PARTIES

A.     Liability  of  Parties:

     The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership or association, or to render the parties liable as partners.

B.     Liens  and  Payment  Defaults:



     Each Non-Operator grants to Operator a lien upon its oil and gas rights in the Contract Area, and a security interest in its share of oil and/or gas when extracted / accounts and proceeds from the sale of oil and gas, fixtures and contract rights in the Contract Area and its interest in all equipment, to secure payment of its share of expense, together with interest thereon at the rate provided in Exhibit "C". To the extent that Operator has a security interest under the Uniform Commercial Code of the state, Operator shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by Operator for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any Non-Operator in the payment of its share of expense, Operator shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such Non-Operator's share of oil and/or gas until the amount owed by such Non-Operator, plus interest, has been paid. Each purchaser shall be entitled to rely upon Operator's written statement concerning the amount of any default. Operator grants a like lien and security interest to the Non-Operators to secure payment of Operator's proportionate share of expense.



C.     Payments  and  Accounting:

     Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C". Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

     Operator, at its election, shall have the right from time to time to demand and receive from the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within fifteen (15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit "C" until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D.     Limitation  of  Expenditures:

     1.  Drill  or Deepen:  Without the consent of all parties, no well shall be
         -----------------
drilled or deepened, except any well drilled or deepened pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling or deepening shall include:

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982


                                   ARTICLE VII.

                                    continued

     Option  No.  1:  All  necessary expenditures for the drilling or deepening,
     ---------------
testing, completing and equipping of the well, including necessary tankage and/or surface facilities.

X    Option No. 2:  All necessary expenditures for the drilling or deepening and
     -------------
testing of the well. When such well has reached its authorized depth, and all tests have been completed, and the results / including all logs and test results thereof furnished to the parties, Operator shall give immediate notice to the


Non-Operators who have the right to participate in the completion costs. The parties receiving such notice shall have / twenty-four (24) hours in which to elect to participate in the setting of casing and the completion attempt. Such election, when made, shall include consent to all necessary expenditures for the completing and equipping of such well, including necessary tankage and/or surface facilities / but excluding the costs of construction and installation of fixed assets and other "Major Construction" as determined in the Accounting Procedures attached hereto as Exhibit C. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the completion attempt. If one or more, but less than all of the parties, elect to set pipe and to attempt a completion, the provisions of Article VI.B.2. hereof (the phrase "reworking, / sidetracking deepening or plugging back" as contained in Article VI.B.2. shall be deemed to include "completing") shall apply to the operations thereafter conducted by less than all parties / provided however, that Article VI.B.2. shall apply separately to each separate completion attempt undertaken hereunder, and an election to become a Mon-Consenting Party as to one completion attempt shall not prevent a party from becoming a Consenting Party in subsequent completion attempts regardless whether the Consenting Parties as to earlier completions have recouped their costs pursuant to Article VI. B. @. Completion for such purposes shall be defined as any perforations or set of perforations the advisability of which is not dependent on the results of other perforations.

     2.  Rework or Plug Back:  Without the consent of all parties, no well shall
         --------------------
be reworked or plugged back except a well reworked or plugged back pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the reworking or plugging back of a well shall include all necessary expenditures in conducting such operations and completing and equipping of said well, including necessary tankage and/or surface facilities / but excluding the costs of construction and installation of fixed assets and other "Major Construction" as determined in the Accounting Procedures attached hereto as Exhibit C.

     3.  Other  Operations:  Without  the consent of all parties, Operator shall
         ------------------
not undertake any single project reasonably estimated to require an expenditure in excess of Twenty Five Thousand Dollars ($25,000.00) except in connection with a well, the drilling, reworking, deepening, completing, recompleting, or plugging back of which has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an authority for expenditure (AFE) for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of Twenty Five Thousand Dollars ($25,000.00) but less than the amount first set forth above in this paragraph.

E.   Rentals,  Shut-in  Well  Payments  and Minimum Royalties: / See Article XV.

F.     Taxes:

     Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party's working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C".

     If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit "C".

     Operator shall pay or cause to be paid / on behalf of all the parties hereto all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party's share of oil and/or gas produced under the terms of this agreement.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982


                                   ARTICLE VII.

                                    continued


G.     Insurance:

     At all times while operations are conducted hereunder, Operator shall comply with the workmen's compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit "C". Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D", attached to and made a part hereof. Operator shall require all contractors / and subcontractors engaged in work on or for the Contract Area to comply with the workmen's compensation law of the state where the operations are being conducted and to maintain such other insurance as may be required in Exhibit D.

     In  the  event  automobile  public liability insurance is specified in said
Exhibit "D", or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator's automotive equipment.

                                  ARTICLE VIII.

                ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A.     Surrender  of  Leases:

     The leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

     However, should any party desire to surrender its interest in any lease or in any portion thereof, and the other parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes an oil and gas interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such oil and gas interest for a term of one (1) year and so long thereafter as oil and/or gas is produced from the land covered thereby, such lease to be on the form attached hereto as Exhibit "B". Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter's interest in any wells and equipment attributable to the assigned or leas- ed acreage. The value of all material shall be determined in accordance with the provisions of Exhibit "C", less the estimated cost of salvaging and the estimated cost of plugging and abandoning. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties.

     Any assignment, lease or surrender made under this provision shall not reduce or change the assignor's, lessor's or surrendering party's interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement / but shall be subject to the provisions of an agreement identical to this agreement with the exception of a modification to reflect the proper owners and percentages of ownership.

B.     Renewal  or  Extension  of  Leases:

     If any party secures a renewal / top lease, extension and/or option of any oil and gas lease subject to this agreement, all other parties shall be notified promptly, and shall have the right for a period of thirty (30) days following receipt of such notice in which to elect to participate in the ownership of the renewal lease, insofar as such lease affects lands within the Contract Area, by paying to the party who acquired it their several proper proportionate shares of the acquisition cost allocated to that part of such lease within the Contract Area, which shall be in proportion to the interests held at that time by the parties in the Contract Area / provided however the thirty (30) day period shall be changed to forty-eight (48) hours in the event a well is being drilled at that time in the Contract Area.

     If some, but less than all, of the parties elect to participate in the purchase of a renewal lease, / top lease, extension and/or option it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal lease. Any renewal lease in which less than all parties elect to participate shall not be subject to this agreement / but shall be subject to the provisions of an agreement indentical to this agreement with the exception of a modification to reflect the proper owners and percentages of ownership.

     Each party who participates in the purchase of a renewal lease shall be given an assignment of its proportionate interest therein by the acquiring party. If the interests of the parties in the Contract Area vary according to depth, then their right to participate proportionately in extensions and renewals and their right to receive and assignment of interests shall also reflect such depth variances. In such cases, the parties' pro rata share of acquisition costs shall be determined by allocating the total cost of acquiring such lease to the various depths in which the interest of the parties vary in accordance with the current separate leasing value of said respective depths.

     The provisions in this Article shall also be applicable to extensions of oil and gas leases.

C.     Acreage  or  Cash  Contributions:

     While this agreement is in force, if any party contracts for / or receives a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982


                                   ARTICLE VIII.

                                    continued


said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of a well drilled inside the Contract Area.

     If any party contracts for any consideration relating to disposition of such party's share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

D.     Maintenance  of  Uniform  Interests:

     For the purpose of maintaining uniformity of ownership in the oil and gas leasehold interests covered by this agreement, no party shall sell, encumber, transfer or make other disposition of its interest in the leases embraced within the Contract Area and in wells, equipment and production unless such disposition covers either:

1. the entire interest of the party in all leases and equipment and production; or

2. an equal undivided interest in all leases and equipment and production in the Contract Area.

     Every such sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and shall be made without prejudice to the right of the other parties.

     If, at any time the interest of any party is divided among and owned by four or more co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party's share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party's interest within the scope of the operations embraced in this agreement; however, all such co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the oil and gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof. / In the event any party hereto should sell, encumber, transfer or make other disposition of a portion of its entire interest in leases, equipment or production in the Contract Area, such party shall alone bear any expenditures incurred for additional surface of metering facilities required due to such change in ownership.

E.     Waiver  of  Rights  to  Partition:

     If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

F.     Preferential  Right  to  Purchase:

     Should any party desire to sell all or any part of its interests under this agreement, or its rights and interests in the Contract Area, it shall promptly give written notice to the other parties.

                                   ARTICLE IX.

                         INTERNAL REVENUE CODE ELECTION

     This agreement is not intended to create, and shall not be construed to create, a relationship of partnership or an association for profit between or among the parties hereto. Notwithstanding any provision herein that the rights and liabilities hereunder are several and not joint or collective, or that this agreement and operations hereunder shall not constitute a partnership, if, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, each party hereby affected elects to be excluded from the application of all of the provisions of Subchapter "K", Chapter 1, Subtitle "A", of the Internal Revenue Code of 1954, / as amended as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Federal Regulations 1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter "K", Chapter 1, Subtitle "A", of the Internal Revenue Code of 1954, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982


                                   ARTICLE X.

                               CLAIMS AND LAWSUITS

     Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed Ten Thousand Dollars ($10,000.00) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling, settling, or otherwise discharging such claim or suit shall be at the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder. All claims or suits involving title to any interest subject to this agreement shall be treated as a claim or suit against all parties hereto. Any party to this agreement which receives notice of any such claim or suit shall notify the other parties to this agreement within twenty-four (24) exclusive of Saturday, Sunday and legal holidays of its receipt of such notice.

                                   ARTICLE XI.

                                  FORCE MAJEURE

     If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to make money payments, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it;
thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspending during, but no longer than, the continuance of the force majeure. The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable.

     The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

     The term "force majeure", as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

                                  ARTICLE XII.

                                     NOTICES

     All notices authorized or required between the parties and required by any of the provisions of this agreement, unless otherwise specifically provided, shall be given in writing by mail or telegram, postage or charges prepaid, or by telex or telecopier and addressed to the parties to whom the notice is given at the addresses listed on Exhibit "A". The originating notice given under any provision hereof shall be deemed given only when received by the party to whom such notice is directed, and the time for such party to give any notice in response thereto shall run from the date the originating notice is received. The second or any responsive notice shall be deemed given when / received by the party to whom notice is directed. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties.

                                  ARTICLE XIII.

                                TERM OF AGREEMENT

     This agreement shall remain in full force and effect as to the oil and gas leases and/or oil and gas interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any lease or oil and gas interest contributed by any other party / except pursuant to Article VIB or Article VIII B beyond the term of this agreement.

X    Option  No.  1:  So  long  as any of the oil and gas leases subject to this
     ---------------
agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal, or otherwise.

     Option  No.  2:  In  the  event the well described in Article VI.A., or any
     ---------------
subsequent well drilled under any provision of this agreement, results in production of oil and/or gas in paying quantities, this agreement shall continue in force so long as any such well or wells produce, or are capable of production, and for an additional period of days from cessation of all production; provided, however, if, prior to the expiration of such additional period, one or more of the parties hereto are engaged in drilling, reworking, deepening, plugging back, testing or attempting to complete a well or wells hereunder, this agreement shall continue in force until such operations have been completed and if production results therefrom, this agreement shall continue in force as provided herein. In the event the well described in Article VI.A., or any subsequent well drilled hereunder, results in a dry hole, and no other well is producing, or capable of producing oil and/or gas from the Contract Area, this agreement shall terminate unless drilling, deepening, plugging back or reworking operations are commenced within days from the date of abandonment of said well.

     It is agreed, however, that the termination of this agreement shall not relieve any party hereto from any liability which has accrued or attached prior to the date of such termination.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982


                                  ARTICLE XIV.

                      COMPLIANCE WITH LAWS AND REGULATIONS

A.     Laws,  Regulations  and  Orders:

     This agreement shall be subject to the conservation laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations, and orders.

B.     Governing  Law:

     This agreement and all matters pertaining hereto, including, but not limited to, matters of performance, non-performance, breach, remedies, procedures, rights, duties, and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located. If the Contract Area is in two or more states, the law of the state of Texas shall govern.

C.     Regulatory  Agencies:

     Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

     With respect to operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator's interpretation or application of rules, rulings, regulations or orders of the Department of Energy or predecessor or successor agencies to the extent such interpretation or application was made in good faith. Each Non-Operator further agrees to reimburse Operator for any amounts applicable to such Non-Operator's share of production that Operator may be required to refund, rebate or pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

     Non-Operators authorize Operator to prepare and submit such documents as may be required to be submitted to the purchaser of any crude oil sold hereunder or to any other person or entity pursuant to the requirements of the "Crude Oil Windfall Profit Tax Act of 1980", as same may be amended from time to time ("Act"), and any valid regulations or rules which may be issued by the Treasury Department from time to time pursuant to said Act. Each party hereto agrees to furnish any and all certifications or other information which is required to be furnished by said Act in a timely manner and in sufficient detail to permit compliance with said Act.

                                   ARTICLE XV.

                                OTHER PROVISIONS

See  attached  Pages.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982


                                  ARTICLE XVI.

                                  MISCELLANEOUS

     This agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, devisees, legal representatives, successors and assigns.

     This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

     IN  WITNESS  WHEREOF,  this  agreement  shall be effective as of 1st day of
                                                                      ---
January  ,  (year)  2001  .
---------          -----

     ________________________, who has prepared and circulated this form for execution, represents and warrants that the form was printed from and with the exception listed below, is identical to the AAPL Form 610-1982 Model Form Operating Agreement, as published in diskette form by Forms On-A-Disk, Inc. No changes, alterations, or modifications, other than those in Articles ______________________ , have been made to the form.


                                 O P E R A T O R


                                   Production  Specialties  Comnpany


                                   By /s/ Dero D. Parker, Jr.
                                   --------------------------------
                                   By:  Dero D. Parker, Jr.
                                        President



                            N O N - O P E R A T O R S


                                   Greka AM, Inc.


                                   /s/ Richard R. Lembcke
                                   --------------------------------
                                   By:  Richard R. Lembcke
                                        Vice President Exploration and
                                        Production


                                   Nahama Natural Gas


                                   --------------------------------
                                   By:  Ron Nahama
                                        Vice President


                                   George Froley